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                                                                  Exhibit 99.1

BLAIR CORPORATION                                                     AMEX: BL
220 HICKORY STREET o WARREN, PENNSYLVANIA  16366-001

FOR IMMEDIATE RELEASE:
----------------------
CONTACTS:
Blair Corporation
Bryan Flanagan, SVP/ Chief Financial Officer
Tom McKeever, SVP/ Operations and Administration
814 723 3600

BLAIR CORPORATION ANNOUNCES TENDER OFFER FOR BLAIR COMMON STOCK

WARREN, Pa., (May 25, 2005) - The Board of Directors of Blair Corporation (Amex:
BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced its intention to initiate a stock tender buyback at $42 per share, for the purchase of approximately 4.4 million shares of Blair's outstanding common stock for an aggregate price of approximately $185 million. The Directors have agreed not to participate in the tender. The tender will begin on or about August 1, 2005 and will be completed shortly thereafter.

For the purpose of this transaction, Blair will obtain a credit facility of up to $200 million, which will be used in part, together with $40 million of Blair's cash reserves, to fund the stock tender. Blair intends to pay down the portion of the credit facility used to finance the stock tender with the proceeds received from the previously announced sale of its credit portfolio to Alliance Data Systems Corp. The closing of the Alliance Data transaction remains on target for the fourth quarter of 2005.

As a result of this tender offer, two of Blair's major shareholder groups, Loeb Partners Corporation and Santa Monica Opportunity Fund L.P., have each separately agreed to enter into "standstill" agreements with Blair and tender all of their shares. As part of the standstill agreements, the two groups have agreed they will not attempt to exercise any control over management of Blair, they will vote in accordance with the board and management of Blair, and they will not acquire any additional shares of Blair for a period of five years.

"Blair will not accept Loeb's recent offer to acquire the company," said John Zawacki, president and CEO, Blair Corporation, "but will instead go forward with the repurchase of more than half of our shares. We believe the interests of our shareholders, a fundamental priority of the Board, are best served by this stock tender buyback and the entrance into standstill agreements with two of our institutional investors. We are very pleased to reward our long standing investors and are convinced that Blair's dedication to our core customers and our independence as a Warren- based company will maximize shareholder value for many years to come."


ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites

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www.blair.com and www.irvinepark.com. Blair Corporation employs more than 2,000 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (AMEX:BL).

BLAIR CORPORATION SECURITY HOLDERS ARE ADVISED TO READ BLAIR CORPORATION'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. BLAIR CORPORATION WILL NOTIFY ALL OF ITS SECURITY HOLDERS WHEN THE TENDER OFFER STATEMENT BECOMES AVAILABLE. WHEN AVAILABLE, BLAIR CORPORATION SECURITY HOLDERS MAY GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS RELATED TO THE TENDER OFFER FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (www.sec.gov). IN ADDITION, BLAIR CORPORATION SECURITY HOLDERS MAY REQUEST A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS RELATED TO THE TENDER OFFER FROM BLAIR CORPORATION WHEN AVAILABLE.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.